Exhibit 23

Mantyla McReynolds LLC

The CPA. Never Underestimate The Value. [Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-132697 and No. 333-110888 on Form S-8, of our report dated April 13, 2007, relating to the financial statements of Oak Ridge Micro-Energy, Inc. appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC

Salt Lake City, Utah

April 17, 2007

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